EXHIBIT 4.21
--------------------------------------------------------------------------------


THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE ISSUED UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE LAWS OR THE RESTRICTIONS CONTAINED IN THIS WARRANT.

                              WARRANT TO PURCHASE
                  500,000 SHARES OF NEW YORK HEALTH CARE, INC.

     THIS WARRANT CERTIFIES THAT, for value received, CORVAL INTERNATIONAL INC., a Canadian corporation ("CII"), or registered assigns, is entitled to purchase
--------------------------------
from NEW YORK HEALTH CARE, INC., a New York corporation (the "Company"), at any time after the date hereof to and including 5:00 p.m. New York time on the one year anniversary of the issuance date, Five Hundred Thousand (500,000) fully paid and non-assessable shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company.

     I.     Method  of  Exercise;  Payment;  Price;  Issuance  of  New  Warrant;
            --------------------------------------------------------------------
Transfer  and  Exchange.  This  Warrant  (the "Warrant") may be exercised by the
-----------------------
holder hereof, during any period set forth above, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant, together with the exercise form attached hereto as Exhibit "1" (the "Exercise Form") duly completed and signed, at the principal office of the Company, and by payment to the Company of the Warrant Price: (a) in cash, certified check or wire transfer; (b) by delivery to the Company of shares of Common Stock (which may include restricted shares); (c) any combination of cash and Common Stock or
(d) such other consideration as the Company deems appropriate and in compliance with applicable law. In the event that any shares of Common Stock shall be transferred to the Company to satisfy all or any part of the purchase price, the part of the purchase price deemed to have been satisfied by such transfer of shares of Common Stock shall be equal to the product derived by multiplying the fair market value (i.e., the closing bid price) as of the date of exercise times the number of shares of Common Stock transferred to the Company.

     For the purposes of this Warrant, the Warrant may be exercised at the times and at the prices (the "Warrant Price") as follows:

--------------------------------------------------------------------------------------
First Tranche: Vested immediately on the effective .  250,000 shares @ $2.50 per share date of that certain Business Advisory Agreement
between CORVAL INTERNATIONAL INC. and The
Bio Balance Corp., a wholly-owned subsidiary of
New York Health Care, Inc. (the "Effective Date")
----------------------------------------------------  --------------------------------
Second Tranche: Vested 90 days after the Effective .  250,000 shares @ $2.50 per share
Date, but only if the Business Advisory Agreement
has not been terminated on or prior to the 90th day
pursuant to the provisions of paragraph 14 thereof.
--------------------------------------------------------------------------------------

     The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid shall have been made. In the event of any exercise of this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof within a reasonable time after this Warrant shall have been so exercised. Unless this Warrant has expired, a new warrant representing the right to purchase the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof at such time.

     This Warrant shall be transferable only on the books of the Company maintained at its principal office upon delivery thereof by the holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, together with the form of the assignment, attached hereto as Exhibit "2" (the "Assignment Form") duly completed and signed.

     2.     Stock  Fully Paid; Reservation of Shares.  The Company covenants and
            ----------------------------------------
agrees that all shares of Common Stock shall, upon issuance pursuant to the exercise of this Warrant and payment of the Warrant Price, be fully paid and nonassessable and free from all liens and encumbrances with respect to the issuance thereof, except for liens and encumbrances which may have been incurred by CII or the holder hereof. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, for the purpose of the issuance upon exercise of this Warrant, at least the maximum number of shares of Common Stock as are issuable upon the exercise of this Warrant.

     3.     Adjustment  of  Warrant  Price and Number of Shares of Common Stock.
            ------------------------------------------------------ ------------
The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as follows:

          (a) If the Company shall subdivide its outstanding shares of Common Stock, then the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto, shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which it would have owned or have been entitled to receive after the occurrence of any of the events described above, had such Warrant been exercised immediately prior to the occurrence of such event (or any record date with respect thereto). An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for such event.

          (b) No adjustment in the number of shares of Common Stock purchasable under this Warrant shall be required unless the adjustment would require an increaseWJDWilliam J. DavisThis could have the effect of limiting adjustments to only those which "increase" the issuable shares, rather than decrease them, as in the case of a reverse split. I most warrants, the word "increase" would be replaced by the word "adjustment." of at least one percent in the number of shares of Common Stock purchasable upon the exercise of this Warrant. Any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made to the nearest onehundredth of a share or to the nearest cent, as the case may be.

          (c) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, the Warrant Price per share of Common Stock payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common

Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock purchasable immediately after such adjustment.

          (d) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant or the Warrant Price of such shares of Common Stock is adjusted, the Company shall promptly mail by first class mail, postage prepaid, to the holder of this Warrant notice of such adjustment or adjustments, together with a certificate setting forth the number of shares of Common Stock purchasable upon the exercise of this Warrant and the Warrant Price of the shares of Common Stock after the adjustment, a brief statement of the facts requiring such an adjustment, and the computation by which such adjustment was made.

          (e) For the purpose of this Section 3, the term "shares of Common Stock" means the Common Stock of the Company of the class authorized at the date of this Warrant and stock of any other class into which such presently authorized shares of Common Stock may be changed and any other shares of stock of the Company which do not have priority in the payment of dividends or upon liquidation over any other class of stock. In the event that at any time, as a result of an adjustment made pursuant to this Section 3, the holders of this Warrant become entitled to purchase any shares of Common Stock or other securities of the Company other than shares of Common Stock, thereafter the number of such other shares or other securities so purchasable upon exercise of this Warrant and the Warrant Price of such shares or other securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 3 and the provisions of this Section 3 and all other applicable sections of this Warrant shall apply on like terms to any such other shares or securities.

          (f) Except as provided in paragraphs (a) through (e), no adjustment for any dividends, or any distribution or sale of securities, shall be made during the term of this Warrant or upon the exercise of this Warrant.

          (g) In case of any capital reorganization, or any reclassification of the shares of Common Stock of the Company, or in case of the consolidation or merger of the Company with or into any other corporation or the sale, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company to any other corporation, the Company or such successor or purchasing corporation, as the case may be, shall execute with the holder of this Warrant an agreement to the effect that this Warrant shall, after such capital reorganization, reclassification, consolidation, merger or sale, lease, conveyance or other disposition, be exercisable into the kind and amount of shares of stock or other securities or property (including cash) to which the holder of the number of shares of Common Stock deliverable (immediately prior to the happening of such capital reorganization, reclassification, consolidation, merger, sale, lease, conveyance or other disposition) upon exercise of a Warrant would have been entitled upon the happening of such event. The Company shall mail by first class mail, postage prepaid, to the holder of this Warrant a notice of any event requiring such agreement at least 30 days prior to the effective date of such event. Such agreement shall provide for all appropriate adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this paragraph (g) shall also apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leases, conveyances and other dispositions.

          (h) Irrespective of any adjustments in the Warrant Price or the number or kind of shares or other securities purchasable upon the exercise of this Warrant, the Warrant theretofore or thereafter issued may continue to express the same price and number and kind of shares of Common Stock as are stated in this Warrant.

          (i) The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If any fraction of a share would, except for the provisions of this Section 3, be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the current market price per share of Common Stock, multiplied by such fraction.

     4.     Registration  Rights.  This  Warrant shall entitle the holder hereof
            --------------------
to certain registration rights with respect to the shares of Common Stock issuable upon the exercise hereof, in accordance with the terms, and subject to the conditions, of that certain Registration Rights Agreement in the form attached hereto as Exhibit "3".

     5.     No  Shareholder  Rights.  This  Warrant shall not entitle the holder
            -----------------------
hereof  to  any  voting  rights or other rights as a shareholder of the Company.

     6.     Gender and Number.  As used herein, the use of any of the masculine,
            -----------------
feminine, or neuter gender and the use of singular or plural numbers shall include any or all of the other, wherever and whenever appropriate in the context.

     7.     Notices.  Except  as  otherwise provided herein, any notice pursuant
            -------
to this Warrant by the Company or any Holder of the Warrant shall be in writing and shall be deemed to have been duly given when personally delivered or five days after such notice is mailed by certified mail, return receipt requested, postage prepaid (a) if to the Company, to The Bio Balance Corp., 16 East 34th Street, New York, NY 10016, Attention Paul Stark, President, and to New York Health Care, Inc., 1850 McDonald Avenue Brooklyn New York 11223, Attention:
Jerry Braun, President; and (b) if to the Holder of this Warrant, to Corval International Inc. : Attention Alfred G. Packer , President, or to such other address as it may be changed from time to time on the books of the Company by written notice. Copies of all notices to the Company shall be simultaneously given to William J. Davis, Esq., Scheichet& Davis, P.C., 800 Third Avenue - 29th Floor, New York, NY 10022, fax (212) 371-7634, e-mail
william@scheichetdavis.com. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

     8.     Benefits.  Nothing  in the Warrant shall be construed to give to any
            --------
person or corporation other than the Company and the holder of this Warrant any legal or equitable right, remedy, or claim hereunder; but this Warrant shall be for the sole and exclusive benefit of the Company and the holder of this Warrant.

     9.     Investment.  The  Holder  hereof  covenants  and  agrees  that  this
            ----------
Warrant has been taken for investment and for its own account and not with a view towards resale or distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     10.     Exchange.  This  Warrant is exchangeable, upon the surrender hereof
             --------
by the Holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

     11.     Applicable  Law.  This  Warrant  shall be governed by and construed
             ---------------
and enforced
in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles. The New York state and federal courts in New York shall have jurisdiction over any and all disputes arising out of or relater to this Warrant..

DATED as of April 21, 2003                  NEW YORK HEALTH CARE, INC.


                                            By:
                                               --------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT 1
                                    ---------

                                  EXERCISE FORM

                    (To be Executed by the Registered Holder
                       to Exercise the Rights to Purchase
                    Common Shares Evidenced by the Warrant)



New York Health Care, Inc.
__________________________
__________________________
Attention:  ______________


     The undersigned hereby irrevocably subscribes for _________ shares of your Common Stock pursuant to and in accordance with the terms and conditions of that certain Warrant dated as of April 21, 2003, and herewith makes payment of $__________ therefor, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. The undersigned further requests that if the number of shares subscribed for herein shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.



                                             Name:______________________________

                                             Signed:____________________________

                                             Address:___________________________
                                             ___________________________________

Dated:_________________________________

                                    EXHIBIT 2
                                    ---------

                                   ASSIGNMENT



     FOR  VALUE  RECEIVED,  the  undersigned ___________________________________
hereby  sells,  assigns  and  transfers  unto _________________________________,
_______________ of the ____________ Warrants represented by the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint the Company the undersigned's attorney to transfer said Warrant on the books of such Company with full power of substitution in the premises.


Dated: _______________________________,

Name of Existing Warrant Holder:________________________________________________

Social Security or Federal Tax ID Number:_______________________________________

Address:________________________________________________________________________

Signature:______________________________________________________________________


Name of New Warrant Holder:_____________________________________________________

Social Security or Federal Tax ID Number:_______________________________________

Address:________________________________________________________________________

Signature:______________________________________________________________________


(A qualified Medallion Guarantee of the transferor's signature must appear below)

                                    EXHIBIT 3
                                    ---------

                          REGISTRATION RIGHTS AGREEMENT

     THIS  REGISTRATION  RIGHTS  AGREEMENT  (the "Agreement"), dated as of April
                                                  ---------
___,  2003,  by  and  between New York Health Care, Inc., a New York corporation with  its  principal  offices  in  New  York,  NY  (the  "Company"),  and CORVAL
                                                          -------
INTERNATIONAL INC a Canadian corporation with its registered offices in Montreal Canada ("CII").

     The parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agree as follows:

     1.     DEFINITIONS.  The  following  terms  have  the  following  meanings:

          (a)     "Act"  means  the U.S. Securities Act of 1933, as amended, and
                   ---
the  rules  and  regulations  promulgated  thereunder.

          (b)     "Commission"  means  the  Securities  and Exchange Commission.
                   ----------

          (c)     "Common  Stock"  means  the  Common Stock, par value $0.01 per
                   -------------
share,  of  the  Company.

          (d)     "Registrable  Securities" means any Warrant Shares (as defined
                   -----------------------
herein),  of  the  Company  owned  by  CII  or  its  assigns  .

          (e)     "Registration," "register" and like words mean compliance with
                   ------------    --------
all of the laws, rules and regulations (federal, state and local), and provisions of agreements and corporate documents pertaining to the public offering of securities, including registration of any public offering of securities on any form under the Act.

          (f)     "Warrant  Shares"  means  any  shares  of  Common Stock of the
                   ---------------
Company received by CII in connection with the exercise of the Common Stock Purchase Warrant (the "Warrant") of even date herewith given by the Company to
                         -------
CII  or  any  new  warrant  given  to CII pursuant to the terms of such warrant.

     2. (a) PIGGYBACK REGISTRATION. At any time following the date hereof and prior to the Registration of all of the Warrant Shares, and subject to the other provisions of this Agreement, the Company shall advise CII by written notice at least ten (10) days prior to the filing of any registration statement under the Act by the Company (other than a registration statement on Form S-4, Form S-8 or subsequent similar forms), and will upon the provision of written notice from CII as described below include in any such registration statement such information as may be required to permit a public offering of the Registrable Securities desired to be registered by CII. If CII desires to have its Registrable Securities included in such registration statement, it must so advise the Company in writing within five (5) days after the date of receipt of the Company's notice of registration, setting forth the amount of Registrable Securities for which registration is requested; provided, however, that if the sole underwriter or managing underwriters advise the Company that the inclusion in the offering of securities proposed to be sold by CII would adversely affect the ability of the Company to complete the offering, then the Company shall have the right to reduce the number of shares for which CII is seeking registration on a pro rata basis with all other selling shareholders seeking registration in any such registration statement.

     (b) DEMAND REGISTRATION RIGHTS. In the event that the Warrant Shares are excluded from registration as described in 2(a) above (the "initial registration"), the Company will at its own expense file a registration statement at the next earliest practicable date not later than 90 days following completion of that offering and include the Warrant Shares (the "Demand Registration"). Such registration statement may be a post effective amendment, registration under Form S-3 or any other registration process available to it under the then existing SEC guidelines. In the event the Demand Registration is not filed by the 90th day following the completion of the offering included in the initial registration, the Company agrees that it will then be in default under the terms of this Agreement. The holder of the Warrant Shares shall have all rights and remedies available to him to seek damages as well as to seek specific performance.

     3. INFORMATION TO BE FURNISHED BY CII. CII shall furnish to the Company in writing all information within its possession or knowledge required by the applicable rules and regulations of the Commission and by any applicable state securities or blue sky laws concerning CII, the proposed method of sale or other disposition of the shares of Common Stock being sold by CII in such offering, and the identity of and compensation to be paid to any proposed underwriter or underwriters to be employed in connection with such offering.

     4. COSTS AND EXPENSES. The Company shall pay all costs and expenses in connection with the Registration under this Agreement; provided, however, that
                                                         --------  -------
CII and the holder shall bear the fees and expenses of its own counsel and accountants and any selling expenses relating to Registrable Shares registered on behalf of CII or the holder in connection with such offering, including without limitation, any transfer taxes, underwriting discounts or commissions.

     5. NOTICES. All notices and other communications provided for hereunder must be in writing and shall be deemed to have been given on the same day when personally delivered or sent by confirmed facsimile transmission or on the next business day when delivered by receipted courier service or on the third business day when mailed with sufficient postage, certified mail, return receipt requested, to the following addresses: (a) if to the Company, to The Bio Balance Corp., 16 East 34th Street, New York, NY 10016, Attention Paul Stark, President, and to New York Health Care, Inc., 1850 McDonald Avenue Brooklyn New York 11223, Attention: Jerry Braun, President; and (b) if to the Holder of this Warrant, to Corval International Inc. :____________________________________
Attention Alfred G. Packer , President, or to such other address as it may be changed from time to time on the books of the Company by written notice. Copies of all notices to the Company shall be simultaneously given to William J. Davis, Esq., Scheichet& Davis, P.C., 800 Third Avenue - 29th Floor, New York, NY 10022, fax (212) 371-7634, e-mail william@scheichetdavis.com. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

     7. ENTIRE AGREEMENT; MODIFICATION OF AGREEMENT; CONSENTS. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Changes in or additions to this Agreement may be made and/or compliance with any covenant or condition herein set forth may be omitted only upon written consent of all the parties hereto.

     8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, transferees and assigns.

     9. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles. The New York state and federal courts in New York shall have jurisdiction over any and all disputes arising out of or relating to this Agreement.

     10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

                                  NEW YORK HEALTH CARE, INC.


                                  By:___________________________________
                                  Name:_________________________________
                                  Its:__________________________________


                                  CORVAL INTERNATIONAL INC

                                  By:___________________________________
                                  Name:_________________________________
                                  Its:__________________________________